Exhibit 10.1(f)

                       CENTURY TELEPHONE ENTERPRISES, INC.
                              AMENDED AND RESTATED
                    KEY EMPLOYEE INCENTIVE COMPENSATION PLAN


         KEY EMPLOYEE INCENTIVE COMPENSATION PLAN, effective as of January 1, 1984, as amended and restated as of November 16, 1995.

                              W I T N E S S E T H:

         WHEREAS,  effective  January 1, 1984,  Century  Telephone  Enterprises,
Inc., a Louisiana corporation (the "Company") executed an agreement providing for incentive bonuses for valued key employees on terms and conditions substantially similar to those set forth herein (the "Original Plan"); and

         WHEREAS, the Company wishes to amend and restate the Original Plan to add a new Section 15 thereto, as approved by the Compensation Committee of the Company's Board of Directors on November 16, 1995 and ratified by the full Board as of the same date;

         NOW THEREFORE, the Original Plan is hereby amended and restated in its entirety to read as follows:

         1. Purpose. The purpose of this Key Employee Incentive Compensation Plan is to advance the interests of the Company by strengthening, through the use of incentive bonuses, the ability of the Company to attract and retain valued key employees upon whose judgment, initiative and efforts the successful conduct and development of the Company depends.

         2. Definitions. The following definitions shall be utilized in administering the Plan:

                  (a) "Board of Directors" or "Board" shall mean the Board of Directors of Century Telephone Enterprises, Inc.

                  (b)    "Committee"   shall   mean   a   subcommittee   of  the
                         Compensation Committee made up of members of the Board of Directors who are not participants in this Plan.

                  (c) "Company" shall mean Century Telephone Enterprises, Inc. and its subsidiaries.

                  (d) "Incentive Pool" shall mean the amount available with respect to each Plan Year from which awards are made for each such Plan Year.

                  (e) "Maximum Bonus Opportunity" shall mean an amount equal to the maximum percentage of the Participant's base salary which may be paid to the Participant as a bonus award subject to performance criteria as determined by the Committee from time to time.

                  (f) "Participant" shall mean any person who is employed by the Company on a full-time basis, is compensated for such employment by a regular salary, and in the opinion of the Committee is either one of the key employees of the Company in a position to contribute materially to the continued growth and development and future financial success of the Company or one who has made a significant contribution to the Company's operations, thereby meriting special recognition. The Participant shall be designated by the Committee as belonging to Tier I, Tier II, Tier III or Tier IV.

                  (g) "Plan" shall mean the Century Telephone Enterprises, Inc. Key Employee Incentive Plan.

                  (h) "Plan Year" shall mean the fiscal year of the Company which is currently January 1 to December 31.

                  (i) "Targeted Bonus Opportunity" shall mean an amount equal to the targeted percentage of the Participant's base salary which may be paid to the Participant as a bonus award, subject to performance criteria as determined by the Committee from time to time.

                  (j) "Termination Date" shall mean the date of a Participant's severance from employment with the Company by death, disability, resignation, discharge or other termination of employment.

                  (k) "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through a subsidiary or subsidiaries, at least fifty percent (50%) of the combined voting power of all classes of stock.

         3. Administration. The Committee shall have authority to establish the following procedures for the administration of the Plan:

                  (a)      Establish, review and amend performance goals;
                  (b) Determine the maximum amount of the Incentive Pool, subject to Section 5 herein;
                  (c) Determine the amounts of Targeted and Maximum Bonus Opportunity, subject to Section 6 herein; and
                  (d) Establish regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary for the administration of the Plan.

         The Committee's interpretations of the terms and provisions of this Plan shall be final and conclusive, and it shall have the power and duty to construe the Plan in a manner necessary to carry out its purposes.

         No member of the Committee or of the Board of Directors as a whole shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of the Plan.

         All expenses of administration of the Plan shall be borne by the Company, and no part thereof shall be charged against the awards payable to the Plan Participants.

          4. Participation. Participants in the Plan shall be those key employees designated as Participants by the Committee. In order to receive an award, the Participant must be an employee of the Company at the time the bonus payment is made. However, this requirement may be waived by the Committee in situations such as death, disability, retirement or other cases as determined by the Committee.

         5. Incentive Bonus Opportunity. The amounts of the Targeted and the Maximum Bonus Opportunity for each Participant in Tier I, Tier II, Tier III and Tier IV respectively shall be based upon a formula or formulas determined by the Compensation Committee on an annual basis and shall be defined as a percentage of base salary for each Participant.

         6. Maximum Amount Available for Awards. Promptly after the end of each Plan Year, the amount of the Incentive Pool shall be determined by the Compensation Committee, based upon the predetermined formula or formulas subject, however, to the right of the Board of Directors to reduce the amount of the Incentive Pool in its sole discretion. The bonus awards shall not be distributed until the amounts of the Incentive Pool and the Plan Participants are determined, and the Committee has authorized payment of the bonus awards provided that if the Board of Directors has reduced the Incentive Pool, awards will be reduced proportionately.

         7. Allocation of Incentive Bonus Fund. The Committee shall in its sole discretion award bonuses within the predetermined maximum limits to Participants from the Incentive Pool. The Committee, subject to approval of the Board of Directors, shall determine each year whether the value of the award will be paid in cash, common stock, or a combination thereof. If payment of the award is partially or totally in the form of Common Stock, the Committee, at its discretion, may utilize shares of stock allocated to the 1983 Restricted Stock Plan. Any such stock payments shall be subject to the provisions of the Restricted Stock Plan and an individual award agreement between the Company and the Participant.

         8. Termination of Employment. In the event a Participant's employment with the Company is severed by normal retirement, early retirement (with Company's permission), permanent disability, or death, the Participant or his beneficiary shall receive the award, payable in cash, as earned for the en-tire Plan Year in which the retirement, permanent disability or death occurred. In the event of death, the award shall be paid by the Company to the beneficiary designated by the Participant, or if the Participant has failed to make such designation, then to the personal representative of the Participant's estate. Any Participant whose employment is terminated for any reason other than normal retirement, early retirement (with Company's permission), permanent disability, or death during the Plan Year shall not receive an award for that Plan Year.

         9. Forfeiture of Benefits. In the event a Participant is discharged by the Company for cause, including, without limitation, fraud, embezzlement, theft, commission of a felony, proven dishonesty or other unethical behavior, or disclosure of trade secrets of the Company, then the amount of any benefit provided under this Plan to which the Participant would otherwise be entitled shall be forfeited. The decision of the Board as to the cause of a former Participant's discharge shall be final. No decision of the Board, however, shall affect finality of the discharge of such Participant by the Company in any manner.

         10. Assignments and Transfers. A Participant shall not assign, encumber, or transfer his rights and interests under the Plan, and any attempt to do so shall render those rights and interests null and void.

         11. Employee Rights Under the Plan. Nothing in this Plan shall be construed to:

                  (a) Give any employee of the Company any claim or right to be granted an award under this Plan;
                  (b) Limit in any way the right of the Company to terminate a Participant's employment with the Company at any time; or
                  (c)      Be  evidence  of  any  agreement  or   understanding,
                           express or implied, that the Company will employ a Participant in any particular position or at any particular rate of remuneration.

         12. Amendment and Termination. The Board of Directors may amend, suspend or terminate the Plan at any time. Any amendment or termination of the Plan shall not, however, affect the right of any Participant to receive the award payments earned in the current Plan Year or any unpaid awards under the Plan authorized and communicated to Participants prior to the date of such amendment or termination.

         13. Withholding of Taxes. The Company shall deduct from the amount of all benefits paid under the Plan any taxes required to be withheld by the Federal or any State or local government.

         14. Effective Date and Term of Plan. The effective date of this Plan is January 1, 1984, and the effective date of this Amendment and Restate-ment is November 16, 1995. The Plan shall consist of individual calendar year Plans, one of which will commence January 1, 1984 (the 1984 Plan), and every consecutive January 1 thereafter during the continuance of the Plan.The Plan shall continue until terminated by the Board of Directors as provided herein.

         15. Change in Control. Notwithstanding any other provision hereof, upon a Change in Control (as defined below), the Plan Year shall be deemed to end on the date the Change in Control occurs (the "Change in Control Date") and the Committee (notwithstanding any removal or attempted removal of some or all of the members thereof as directors or committee members) shall review the Company's performance through the Change of Control Date and, after annualizing such performance to the extent necessary or appropriate, determine the extent to which the performance goals were met with respect to such Plan Year, in which event all awards payable under this Plan with respect to such Plan Year (along with any unpaid awards under this Plan relating to any prior Plan Year) shall be payable in accordance with past practice in full in cash, without any offset or reduction, to the same extent as if no Change in Control had occurred. A Change in Control shall mean the occurrence of any of the following events: (i) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any employee benefit plan or related trust or affiliate of the Company or its subsidiaries, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, but not including any acquisition directly from the Company; (ii) the consummation of a merger, consolidation, reorganization, share exchange, or sale or other disposition of all or substantially all of the assets of the Company unless, immediately thereafter, at least 50% of the outstanding voting power of the surviving or successor corporation, or, if applicable, the parent company thereof (the "Surviving Company"), are owned by the Company's shareholders immediately prior to such time, at least a majority of the directors of the Surviving Company were directors of the Company at the time such transaction was approved, and no person or entity (excluding any employee benefit plan or related trust of the Company or the Surviving Company and any person or entity that was a shareholder of the Company immediately prior to such time) beneficially owns 20% or more of the outstanding voting power of the Surviving Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (iv) the approval by the Company's shareholders of a complete liquidation or dissolution of the Company. Notwithstanding any other provision to the contrary in this Plan or in any applicable law or regulation, the benefits conferred under this Section to a Participant shall automatically vest upon the earlier of (i) the occurrence of a Change in Control, (ii) the date that any person or entity submits an offer or proposal to the Company that results in or leads to a Change in Control (whether by such person or any other person) or (iii) the date of the public announcement of a Change in Control or an offer, proposal or proxy solicitation that results in or leads to a Change in Control (whether by the person or entity making such announcement or any other person), and thereafter such benefits may not be adversely affected in any manner without the prior written consent of the Participant.

         IN WITNESS WHEREOF, this instrument has been executed as of the date and year first above written.


                                CENTURY TELEPHONE ENTERPRISES, INC.


                                 By:  /s/ Glen F. Post, III
                                    -------------------------------
                                          Glen F. Post, III
                                    Vice Chairman, President and
                                      Chief Executive Officer